Exhibit 99.1

Helmerich & Payne, Inc. Scotia Howard Weil 45th Annual Energy Conference March 28-29, 2017

Statements within this presentation are “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, and are based on current expectations and assumptions that are subject to risks and uncertainties. All statements other than statements of historical facts included in this presentation, including, without limitation, statements regarding the Company’s future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward looking statements. For information regarding risks and uncertainties associated with the Company’s business, please refer to the “Risk Factors” and “Management’s Discussion & Analysis of Financial Condition and Results of Operations” sections of the Company’s SEC filings, including but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q. As a result of these factors, Helmerich & Payne, Inc.’s actual results may differ materially from those indicated or implied by such forward-looking statements. We undertake no duty to update or revise our forward-looking statements based on changes in internal estimates, expectations or otherwise, except as required by law. Forward-looking Statements

Very strong balance sheet Most capable land drilling fleet Market share leader in the U.S. Robust term contract backlog Operational strategy focused on continued innovation, safety, performance excellence, reliability and customer satisfaction About Helmerich & Payne (H&P)

H&P’s Strong Balance Sheet (As of December 31, 2016) 1. Total Capitalization is defined as Total Debt plus Shareholders' Equity. Total-Debt-to-Total-Capitalization Ratio1 Source: Company Filings.

Current Dividend Yields Source: Nasdaq IR Insight (FactSet). Yields calculated as of market close on March 24, 2017.

H&P’s Global Rig Fleet

U.S. Land Market Share Leader Note: The above estimates corresponding to market share are derived from Rig Data. Additionally, the drawworks capacity of each land rig included in the above analysis was equal to or greater than 600 horsepower. As of March 2017 (~820 Active Rigs in U.S. Land)

H&P Global Fleet Under Term Contract The above term contract coverage excludes long-term contracts for which the Company received early contract termination notifications as of 3/28/17. Given notifications as of 3/28/17, the Company expects to generate approximately $6 million in the second fiscal quarter of 2017 and over $25 million thereafter from early terminations corresponding to long-term contracts and related to its U.S. Land segment. All of the above rig contracts include provisions for early termination fees. Some of the new build deliveries may be delayed in exchange for compensation from customers, but the corresponding total backlog would remain the same or potentially increase. *

Revising U.S. Land Q2FY17 Outlook We are increasing activity guidance, as we now expect revenue days to increase by 34-35% as compared to the first fiscal quarter. Being able to respond more quickly with our fleet enabled us to pick up new customers. These market share gains are generally sustainable when good performance is demonstrated. The greater than expected number of rigs being reactivated during the second fiscal quarter is expected to impact both our average rig revenue and average rig expense per day for the quarter. Excluding any impact from early termination revenue and considering results for the first two months, the average rig revenue per day is now expected to be roughly $22,200, and the average rig expense per day is now expected to be roughly $15,500 (+/- ~2%). We expect our quarterly average rig expense per day to be relatively high as long as we continue to absorb upfront rig start-up expenses while reactivating large numbers of rigs (in the process of taking advantage of our position to gain market share). Nevertheless, we expect daily expenses to significantly reduce to closer to the $13,000 average level as the quarterly rate of increases in activity flattens to more normal levels during the next several quarters.

U.S. Land Drilling Market Conditions Even with the recent pullback in oil prices, the outlook continues to be favorable. The level of demand for contract drilling services has been increasing; the BHI U.S. Land rig count is up by 25% year-to-date and up by 108% since the trough last May. Customer well designs are increasingly more complex and require high quality, high performing AC drive rigs. The market is providing a great opportunity for the reactivation of AC drive rigs with the right capabilities. Spot pricing is generally in the high-teens for high quality, high performing AC drive rigs and we expect further pricing power.

U.S. Activity by Well and Rig Type Note: The above estimates corresponding to rig activity and rig type are derived from multiple sources including Rig Data and corporate filings. Additionally, the drawworks capacity of each land rig included in the above analysis was equal to or greater than 600 horsepower. ~820 Active U.S. Land Rigs (March 2017) Horiz & Dir AC Drive Rigs Horiz & Dir SCR & Mech Rigs Vertical All Rigs

(~540 Rigs as of March 2017) Active AC Drive U.S. Rig Market Share Note: The above estimates corresponding to rig activity are derived from multiple sources including Rig Data and corporate filings. Additionally, the drawworks capacity of each land rig included in the above analysis was greater than or equal to 600 horsepower.

Capturing Opportunities in U.S. Land Market H&P’s total U.S. land market share (at ~18%) has risen since the peak (~15%) H&P’s market share has also grown in the AC drive rig segment (~28%), which continues to rapidly expand Our estimate for fiscal 2017 capital expenditures increased in January in response to sharp improvement in customer demand Incremental capital expenditures are being directed to meet higher rig specifications necessary to effectively drill the more complex well profiles that are increasingly preferred by customers

H&P Uniquely Positioned – Family of SolutionsTM Positioned to take market share in a strong or moderate market recovery Uniquely leveraged to provide E&P companies the rig of choice Design of the FlexRig fleet allows for a broad range of rig upgrades

Incremental CapEx Upgrade Opportunities 7,500 psi mud circulating systems Investing in multi-well pad drilling capability Full utilization of FlexRig3 skid systems led to building additional systems to meet demand FlexRig3 walking systems Third mud pump 25,000+ ft setback capability Increased mud volume capability Other customer specific upgrades

H&P U.S. Land Fleet – Family of Solutions™

350 Available H&P U.S. Land Rigs

1,500 hp AC Drive FlexRigs*, including 270 Upgraded or Upgradeable to Rig Specifications in High Demand**


3,000 hp SCR Rigs (2)
1,150 hp AC Drive FlexRigs (22)
1,500 hp AC Drive FlexRigs* (326)
Other (~56)
Upgraded (~112)
Potential Upgrade Candidates (~158)

* Roughly 60% are optimal for multiple-well pad drilling applications.

** AC drive FlexRigs with 1,500 hp drawworks and 750,000# hookload ratings (270) that do not already have 7,500 psi mud circulating systems and multiple-well pad drilling systems can be upgraded to include these two capabilities. These five combined rig specifications are in high demand and fit the description of what some industry followers refer to as "super-spec" rigs ("Upgraded"). Additional capabilities, including third mud pumps, 25,000' setback, increased mud volume, etc., may also be included to meet customer requirements.

AC Fleet Size Creates Opportunity We have greater scale than any competitor with the ability to upgrade and deploy a total of 270 FlexRigs to rig specifications in highest demand without investing in new builds. With ~150 FlexRigs remaining that can receive upgrades, we have very attractive leverage to our bottom line. We can provide these higher specification rigs in a very capital-efficient way and meet demand without the need to over invest (as compared to having to build new rigs). Our Integrated Model, along with our proven ability to deliver the best rigs and the best returns in the sector creates opportunity.

H&P’s Lead in U.S. Land 1,500 hp AC Drive Rigs * The above estimates corresponding to U.S. lower 48 1,500 hp AC Drive fleets with a 750,000 lbs. mast hookload are derived from Rig Data and corporate filings. ** Estimated number of all other available AC Drive rigs not including those owned by HP, PTEN, NBR, and PDS. with 750,000 lbs. Mast Hookload

H&P’s Experience and Expertise Have the people, systems and the operational support structures to drive high performance and reliability Over 1,900 rig years of AC drive operational experience Our expertise within an integrated business model (designing, building and upgrading the fleet) provides the best value solution for the customer

Benefits of an Integrated Model CONTINUOUS IMPROVEMENT DESIGN (and redesign) FABRICATE (and upgrade) OPERATE (and improve)

FlexRig Family of SolutionsTM - Pad Design The FlexRig3 skid system is designed to meet the requirements for standard pad drilling. Typically customers drill 2-4 wells per pad. The “Walking” option for the FlexRig3 is designed to meet the unique case for which a skid design may not be as well suited. This additional capability for FlexRig3 will further enhance our Family of SolutionsTM and we believe will enable us to capture additional market share. The FlexRig5 skid system is a bi-directional design, with the typical pad having 2-4 wells, and in some cases range from 6-8 wells.

The H&P Family of SolutionsTM provides options that clearly match pad drilling trends. Source: Coras Research, LLC % of Horizontal Wells Drilled (Permian ONLY) H&P’s Family of SolutionsTM Matches Pad Drilling Trends

We have designed a new walking system for a FlexRig3 as we believe this could lead to incremental share gains with some customers that have unique locations. The advantages of the FlexRig3 walking system will allow H&P to provide a new design into the market for a much lower investment than having to build a new rig. The cost of the walking system will be more than a standard skid upgrade on a FlexRig3 as a result of the new substructure design. “Walking” Option in FlexRig Family of SolutionsTM

H&P’s U.S. Land Fleet Activity (1) Includes rigs on standby dayrates. Includes completed new builds pending delivery and not generating revenue days. (2)

Ongoing U.S. Land Market Trends Unconventional plays continue to shape the landscape. Well designs are increasingly complex, including longer laterals and more challenging drilling requirements. Customers continue to focus on safety, efficiency, technology, and reliable drilling performance. AC drive rigs are best suited and continue to be upgraded for more demanding drilling requirements. The replacement cycle is expected to continue.

Leading U.S. Unconventional Driller (168 H&P Contracted Land Rigs as of 3/28/17)

Increasing Focus on More Difficult Drilling

Note: The above estimates corresponding to horizontal and directional rig activity by power type are derived from multiple sources including Rig Data and corporate filings. Additionally, the drawworks capacity of each land rig included in the above analysis was greater than or equal to 600 horsepower. Certain assumptions were made in relation to the power systems on certain unidentified rigs. U.S. Land Horizontal and Directional Activity (As of March 2017)

The Replacement Cycle: Customer Adoption

U.S. Land Market (as of March 2017)

Top 10 E&P Operators
(~195 Active Rigs by Power Type)


Legacy Rigs 11%
AC Drive Rigs 89%

Next ~115 E&P Operators
(~475 Active Rigs by Power Type)


Legacy Rigs 34%
AC Drive Rigs 66%

Remaining E&P Operators
(~150 Active Rigs by Power Type)


Legacy Rigs 61%
AC Drive Rigs 39%

Top 10 E&P Operators	Next ~115 E&P Operators	Remaining E&P Operators
They represent the 10 most active E&P operators and employ ~24% of the industry's active drilling rigs.	They represent the next ~115 most active operators and employ ~58% of the industry's active drilling rigs.	They represent all other remaining active operators and employ ~18% of the industry's active drilling rigs.
~94% of their rigs are drilling horizontal or directional wells.	~93% of their rigs are drilling horizontal or directional wells.	~73% of their rigs are drilling horizontal or directional wells.
~10% of their rigs are drilling horizontal or directional wells with SCR or Mechanical rigs.	~29% of their rigs are drilling horizontal or directional wells with SCR or Mechanical rigs.	~35% of their rigs are drilling horizontal or directional wells with SCR or Mechanical rigs.

Note: The above estimates corresponding to rig activity are derived from multiple sources including Rig Data and corporate filings. Additionally, the drawworks capacity of each land rig included in the above analysis was greater than or equal to 600 horsepower. Certain assumptions were made in relation to the power systems on certain unidentified rigs.

The Replacement Cycle Continues

As of March 2017
(~820 Active Rigs in U.S. Land By Power Type)


Mechanical Rigs 16%
SCR Rigs 18%
AC Drive Rigs 66%

As of October 2008 (Peak)
(~1,925 Active Rigs in U.S. Land By Power Type)


AC Drive Rigs 15%
Mechanical Rigs 51%
SCR Rigs 34%

As of October 2014 (Peak)
(~1,930 Active Rigs in U.S. Land By Power Type)


Mechanical Rigs 31%
AC Drive Rigs 41%
SCR Rigs 28%

Note: The above estimates corresponding to rig activity are derived from multiple sources including Rig Data and corporate filings. Additionally, the drawworks capacity of each land rig included in the above analysis was greater than or equal to 600 horsepower. Certain assumptions were made in relation to the power systems on certain unidentified rigs.

Performance is Not Only About Better Rigs Our competitive advantage is also about: People Safety Experience Training Culture Uniform Fleet Size & Scale Operational Support Network Processes/Data Maintenance Supply Chain

Center of Excellence – Tulsa, OK Support Structure Data Analysis Best Practices 24/7 Technical and Performance Solutions:

Customer Satisfaction Matters Value creation for the customer is not only driven by having the right rig. It is also driven by service; the ability of an organization to deliver top performance with that rig. Better service drives value, customer satisfaction, market share and pricing. H&P has been rated 1st in total customer satisfaction for nine years in a row by a well respected third party.* When combined with capital discipline, customer satisfaction also drives shareholder value. * Please refer to EnergyPoint Research.

H&P vs. Industry U.S. Land Customer Base Note: The above estimates corresponding to the active rig fleet in the U.S. are derived from multiple sources including Rig Data. The category “Large Operators” includes majors and large independent E&P operators.

H&P’s Long Term Strategy Innovation Technology Safety, operational excellence and reliability Customer satisfaction Financial strength

Additional References

The FlexRig Difference: Key Advantages Increased drilling productivity and reliability Variable frequency AC technology providing precise control and increased capability Computerized electronic driller more precisely controls down-hole parameters FlexRig designs are suited for both efficient well to well moves and multiple-well pad applications Accelerated well programs and NPV gains A safer and more environmentally friendly workplace Fleet size and uniformity Total well cost savings even at premium dayrates H&P’s FlexRig Advantage

Theoretical 20% Efficiency 40% Efficiency Base Case Improvement Improvement 1. Drilling days average 13.5 10.8 8.1 Other days average 5.0 4.0 3.0 Moving days average (several multi-well pads) 1.5 1.2 0.9 Total rig days per well 20.0 16.0 12.0 Efficiency (Reduced Well Cycle Time) - 20% 40% 2. Drilling contractor dayrate $15,000 $20,000 $25,000 Operator’s other intangible (services) $35,000 $35,000 $35,000 cost per day estimate Total daily cost estimate $50,000 $55,000 $60,000 Total cost per well (daily services) $1,000,000 $880,000 $720,000 3. Total well savings for customer – per well $120,000 $280,000 (12% Savings) (28% Savings) per year $2.74 MM $8.52 MM 4. Incremental number of wells per rig per year 4.6 wells 12.2 wells The Value Proposition: The Power of Efficiency

Estimated H&P Activity as of March 28, 2017 Rigs Working/ Contracted 168 168 0 6 8 182 Rigs Available 350 348 2 8 38 396 % Contracted 48% 48% 0% 75% 21% 46% U.S. Land AC Drive FlexRigs SCR Fleet Offshore International Land Total In collaborating with a long-term customer, one of the Company’s nine offshore rigs was sold to an E&P company that recently acquired the corresponding offshore platform from our customer. (1)

Number of Rigs Already Under Long-Term Contracts* (Estimated Quarterly Average, Including Announced New Builds - as of 3/28/17) H&P Global Fleet Under Term Contract Segment Q2 Q3 Q4 Q1 Q2 Q3 Q4 FY17 FY17 FY17 FY18 FY18 FY18 FY18 U.S. Land 87.2 84.5 71.4 62.2 46.6 36.7 30.3 International Land 7.0 6.0 5.0 5.0 5.0 5.0 5.0 Offshore 2.0 2.0 2.0 2.0 2.0 1.9 0.3 Total 96.2 92.5 78.4 69.2 53.6 43.6 35.6 * The above term contract coverage excludes long-term contracts for which the Company received early contract termination notifications as of 3/28/17. Given notifications as of 3/28/17, the Company expects to generate approximately $6 million in the second fiscal quarter of 2017 and over $25 million thereafter from early terminations corresponding to long-term contracts and related to its U.S. Land segment. All of the above rig contracts include provisions for early termination fees. Some of the new build deliveries may be delayed in exchange for compensation from customers, but the corresponding total backlog would remain the same or potentially increase.

Contracted Idle Total Long-term Contracts Argentina 5 14 19 5 Bahrain 1 2 3 Colombia 2 6 8 Ecuador 6 6 U.A.E. 2 2 Total 8 30 38 5 H&P’s International Land Operations Rigs on term contract that have greater than or equal to 180 days remaining. 5 of 25 FlexRigs, included in the international fleet of 38 rigs, are under long-term contracts. (2) Rig Fleet Status (as of March 28, 2017) (1)

Technology & Quality Service Make a Difference (1) Does not include the impact of early contract termination revenue. (2) Represents weighted-average rig margin per day for PTEN, NBR, PDS, and UNT. H&P’s Margin Premium (1) (2)

H&P’s Lead in U.S. Land AC Drive Rigs * The above estimates corresponding to U.S. lower 48 AC Drive fleets are derived from Rig Data and corporate filings. ** Estimated number of all other available AC Drive rigs not including those owned by HP, NBR, PTEN, and PDS.

H&P’s Lead in U.S. Land 1,500 hp AC Drive Rigs * The above estimates corresponding to U.S. lower 48 1,500 hp AC Drive fleets are derived from Rig Data and corporate filings. ** Estimated number of all other available AC Drive rigs not including those owned by HP, NBR, PTEN, and PDS.

H&P Very Well Positioned to Gain Share Note: The above estimates are derived from multiple sources including Rig Data and corporate filings. * Includes ~125 FlexRigs that have been or can be upgraded to what some industry followers refer to as “super-spec” rigs. ** Estimated number of idle 1,500 hp AC Drive Land rigs not including those owned by HP, NBR, PTEN, PDS, and UNT. Idle 1,500 hp AC Drive Land Rigs (as of March 2017)

Drilling Activity in the U.S.

Ten-Year Relative Shareholder Return Source: Nasdaq IR Insight (FactSet) as of March 24, 2017.

Land Drilling Market Valuations Source: Nasdaq IR Insight (FactSet) as of March 24, 2017.

Oil vs. Natural Gas Directed Rig Count

Oil and Natural Gas Prices Source: Energy Information Administration and Nasdaq IR Insight (FactSet). Oil Prices Natural Gas Prices